Investor Relations
Heather Hille
Vice President, Corporate Affairs and Investor Relations
(952) 887-8923, heather.hille@toro.com
Media Relations
Branden Happel
Senior Manager, Public Relations
(952) 887-8930, branden.happel@toro.com
For Immediate Release
The Toro Company Reports Strong Second-Quarter Results Driven by Broad-Based Customer Demand and Margin Improvement
Exceeds second-quarter expectations and raises full-year guidance
•Net sales up 8.1% year-over-year to $1.42 billion
•Reported EPS up 9.5% year-over-year to $1.50
•*Adjusted EPS up 12.7% year-over-year to $1.60
•Returned $228 million to shareholders
BLOOMINGTON, Minn.—(BUSINESS WIRE) — June 4, 2026—The Toro Company (NYSE: TTC), a leading global provider of solutions for the outdoor environment, today reported results for its fiscal second-quarter ended May 1, 2026.
"We grew adjusted earnings per share by double-digits once again in the second quarter. This was driven by strong demand across our portfolio and continued margin expansion from operational execution,” said Richard M. Olson, chairman and chief executive officer. “The strength of our portfolio is based in the quality and performance of our products in attractive end markets which drives demand and ultimately the strong financial results delivered by the team in the second quarter. Combined with disciplined working capital management, this execution also supported another quarter of robust free cash flow and value creation for our shareholders through dividends and share repurchases.”

OUTLOOK
“The focus on our key strategic priorities to accelerate profitable growth, drive operational excellence, and empower people is driving results. Importantly, the team achieved these results despite macroeconomic and geopolitical headwinds and increasing inflationary pressures. We continue to capitalize on market opportunities in underground construction, landscape contractor and golf, while successfully executing our margin improvement initiatives. This performance gives us the confidence to raise our full-year guidance, while also reflecting the persistent and dynamic inflationary environment.”

The company is raising its full-year net sales and *adjusted EPS guidance and now expects total company net sales growth in the range of 4.0% to 6.5%, up from the previous range of 3.0% to 6.5%, and *adjusted EPS in the range of $4.50 to $4.62, up from the previous range of $4.40 to $4.60.
SECOND-QUARTER FISCAL 2026 FINANCIAL HIGHLIGHTS

	Reported			Adjusted*
(dollars in millions, except per share data)	F26 Q2	F25 Q2	% Change	F26 Q2	F25 Q2	% Change
Net Sales	$1,424.7	$1,317.9	8.1%	$1,424.7	$1,317.9	8.1%
Net Earnings	$145.4	$136.8	6.3%	$155.4	$141.8	9.6%
Diluted EPS	$1.50	$1.37	9.5%	$1.60	$1.42	12.7%

SECOND-QUARTER FISCAL 2026 SEGMENT RESULTS
Professional Segment
•Professional segment net sales for the second quarter were $1,106.6 million, up 9.1% from $1,014.1 million in the same period last year. The increase was driven primarily by net price realization, the Tornado acquisition, and higher shipments of underground construction equipment and zero-turn mowers.
•Professional segment earnings for the second quarter were $224.4 million, up from $202.1 million in the same period last year, and when expressed as a percentage of net sales, 20.3%, up from 19.9% in the prior-year period. The increase in profitability was primarily due to net price realization, productivity improvements, and net sales leverage, partially offset by higher material, manufacturing, and freight costs, as well as product mix.
Residential Segment
•Residential segment net sales for the second quarter were $310.4 million, up 4.4% from $297.40 million in the same period last year. The increase was primarily driven by net price realization and higher shipments of zero-turn mowers, partially offset by lower shipments of snow products.
•Residential segment earnings for the second quarter were $30.3 million, up from $16.10 million in the same period last year, and when expressed as a percentage of net sales, 9.8%, up from 5.4% in the prior-year period. The increase was largely driven by net price realization, productivity improvements, prior year inventory valuation adjustments that did not recur, cost savings measures, and net sales leverage, partially offset by higher material, manufacturing, and freight costs.
OPERATING RESULTS
Gross margin and *adjusted gross margin for the second quarter were 33.9% and 34.5%, respectively, up from 33.1% and 33.4%, respectively, in the same prior-year period. The change in gross margin was primarily due to net price realization and productivity improvements, partially offset by higher material, manufacturing, and freight costs, as well as product mix.
SG&A expense as a percentage of net sales for the second quarter was 20.2%, compared with 19.8% in the prior-year period, primarily driven by higher warranty and incentive expenses, partially offset by net sales leverage and lower warehousing costs.
Operating earnings as a percentage of net sales were 13.7% for the second quarter, compared with 13.3% in the same prior-year period. *Adjusted operating earnings as a percentage of net sales for the second quarter were 14.4%, compared with 13.7% in the same prior-year period.
Interest expense was $14.8 million for the second quarter, down $1.0 million from the same prior-year period. This decrease was primarily due to lower average interest rates and lower average outstanding borrowings.
The reported effective tax rate for the second quarter was 20.7%, compared with 18.9% in the same prior-year period. The *adjusted effective tax rate for the second quarter was 21.7% compared with 18.7% in the same prior-year period. The increase in both the reported and adjusted effective tax rate was primarily due to a less favorable geographic mix of earnings.

*Non-GAAP financial measure. Please refer to the “Use of Non-GAAP Financial Information” for details regarding these measures, as well as the tables provided for a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures.

LIVE CONFERENCE CALL
June 4, 2026 at 10:00a.m. CT
www.thetorocompany.com/invest
The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00a.m. CT on June 4, 2026. The webcast will be available at www.thetorocompany.com/invest. Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, install audio software.
About The Toro Company
The Toro Company (NYSE: TTC) is a leading global provider of solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground construction, rental and specialty construction, and irrigation and outdoor lighting solutions. With net sales of $4.5 billion in fiscal 2025, The Toro Company’s global presence extends to more than 125 countries through a family of brands that includes Toro, Ditch Witch, Exmark, BOSS, Ventrac, Tornado, HammerHead, American Augers, Spartan, Subsite, Radius, Hayter, Perrot, Unique Lighting Systems, Irritrol, and Lawn-Boy. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its family of brands have built a legacy of excellence by helping customers work on golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations. For more information, visit www.thetorocompany.com.
Use of Non-GAAP Financial Information
This press release and the related earnings call reference certain non-GAAP financial measures, which are not calculated or presented in accordance with U.S. GAAP, as information supplemental and in addition to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. The non-GAAP financial measures included within this press release and the related earnings call that are utilized as measures of the company’s operating performance consist of gross profit, gross margin, operating earnings, earnings before income taxes, net earnings, diluted EPS, and the effective tax rate, each as adjusted. The non-GAAP financial measures included within this press release and the related earnings call that are utilized as measures of the company’s liquidity consist of free cash flow and free cash flow conversion percentage.
The Toro Company uses these non-GAAP financial measures in making operating decisions and assessing liquidity because it believes these non-GAAP financial measures provide meaningful supplemental information regarding core operational performance and cash flows, as a measure of the company's liquidity, and provide the company with a better understanding of how to allocate resources to both ongoing and prospective business initiatives. Additionally, these non-GAAP financial measures facilitate the company's internal comparisons for both historical operating results and competitors' operating results by factoring out potential differences caused by charges and benefits not related to its regular, ongoing business, including, without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions. The company believes that these non-GAAP financial measures, when considered in conjunction with the financial measures prepared in accordance with U.S. GAAP, provide investors with useful supplemental financial information to better understand its core operational performance and cash flows.
Reconciliations of historical non-GAAP financial measures to the most comparable U.S. GAAP financial measures are included in the financial tables contained in this press release. These non-GAAP financial measures, however, should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the U.S. GAAP financial measures included within this press release and the company’s related earnings call. These non-GAAP financial measures may differ from similar measures used by other companies.
The Toro Company does not provide a quantitative reconciliation of the company’s projected range for adjusted diluted EPS for fiscal 2026 to diluted EPS, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The company’s adjusted diluted EPS guidance for fiscal 2026 excludes certain items that are inherently uncertain and difficult to predict, including certain non-cash, large and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions. Due to the uncertainty of the amount or timing of these future excluded items, management does not forecast them for internal use and therefore cannot create a quantitative adjusted diluted EPS for fiscal 2026 to diluted EPS reconciliation without unreasonable efforts. A quantitative reconciliation of adjusted diluted EPS for fiscal 2026 to diluted EPS would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between adjusted diluted EPS for fiscal 2026 to diluted EPS will consist of items similar to those described in the financial tables later in this release, including, for example and without limitation, certain non-cash, large, and/or unpredictable charges and benefits; acquisitions and dispositions; legal judgments, settlements, or other matters; and tax positions. The timing and amount of any of these excluded items could significantly impact the company’s diluted EPS for a particular period.
Forward-Looking Statements
This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “encourage,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “target,” “improve,” “believe,” “become,” “should,” “could,” “will,” “would,” “possible,” "remain," “promise,” “may,” “likely,” “intend,” “can,” “seek,” “pursue,” “potential,” variations of such words or the negative thereof, and similar expressions or future dates. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Forward-looking statements in this release include the company’s fiscal 2026 financial guidance, expectations regarding demand trends, our recent strategic acquisition, and the success of new products, supply chain stabilization and AMP, and other statements made under the "Outlook" section of this release. Particular risks and uncertainties that may affect the company’s operating results or financial position or cause actual events and results to differ materially from those projected or implied include: adverse worldwide economic conditions, including inflationary pressures and higher interest rates; the effect of abnormal weather patterns; customer, government and municipal revenue, budget spending levels and cash conservation efforts; loss of any substantial customer or strategic partnership; inventory adjustments or changes in purchasing patterns by customers; fluctuations in the cost and availability of commodities, components, parts, and accessories, including steel, engines, hydraulics, and resins; disruption at or in proximity to its facilities or in its manufacturing or other operations, or those in its distribution channel customers, mass retailers or home centers where its products are sold, or suppliers; risks associated with acquisitions and dispositions, including the company's recent acquisition of Tornado Infrastructure Equipment Ltd. and possible additional future impairment of goodwill or other intangible assets; impacts AMP and any future restructuring activities or productivity or cost savings initiatives; the effect of natural disasters, social unrest, war and global pandemics; the level of growth or contraction in its key markets; the company’s ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international relations, operations and markets; foreign currency exchange rate fluctuations; financial viability of and/or relationships with the company’s distribution channel partners; management of strategic partnerships, key customer relationships, alliances or joint ventures, including Red Iron Acceptance, LLC; impact of laws, regulations and standards, consumer product safety, accounting, taxation, trade, tariffs and/or antidumping and countervailing duties petitions, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; impact of increased scrutiny on its environmental, social, and governance practices; and other risks and uncertainties described in the company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.
(Financial tables follow)

THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings (Unaudited)
(Dollars and shares in millions, except per-share data)

	Three Months Ended		Six Months Ended
	May 1, 2026	May 2, 2025	May 1, 2026	May 2, 2025
Net sales	$1,424.7	$1,317.9	$2,461.0	$2,312.9
Cost of sales	942.0	881.2	1,641.8	1,540.6
Gross profit	482.7	436.7	819.2	772.3
Gross margin	33.9%	33.1%	33.3%	33.4%
Selling, general and administrative expense	287.7	261.9	537.1	519.7
Operating earnings	195.0	174.8	282.1	252.6
Interest expense	(14.8)	(15.8)	(29.0)	(30.8)
Other income, net	3.2	9.7	17.2	13.0
Earnings before income taxes	183.4	168.7	270.3	234.8
Income tax provision	38.0	31.9	57.0	45.2
Net earnings	$145.4	$136.8	$213.3	$189.6

Basic net earnings per share of common stock	$1.51	$1.37	$2.19	$1.88

Diluted net earnings per share of common stock	$1.50	$1.37	$2.18	$1.88

Weighted-average number of shares of common stock outstanding — Basic	96.6	99.8	97.3	100.6

Weighted-average number of shares of common stock outstanding — Diluted	97.1	100.1	97.7	100.9

Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
Segment net sales	May 1, 2026	May 2, 2025	May 1, 2026	May 2, 2025
Professional	$1,106.6	$1,014.1	$1,930.6	$1,782.9
Residential	310.4	297.4	516.4	518.4
Other	7.7	6.4	14.0	11.6
Total net sales*	$1,424.7	$1,317.9	$2,461.0	$2,312.9

*Includes international net sales of:	$278.8	$255.6	$466.3	$467.0

	Three Months Ended		Six Months Ended
Segment earnings (loss) before interest and taxes	May 1, 2026	May 2, 2025	May 1, 2026	May 2, 2025
Professional	$224.4	$202.1	$362.0	$329.3
Residential	30.3	16.1	43.5	33.3
Other	(56.5)	(33.7)	(106.2)	(97.0)
Total segment earnings before interest and taxes	$198.2	$184.5	$299.3	$265.6

THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in millions)

	May 1, 2026	May 2, 2025	October 31, 2025
ASSETS
Cash and cash equivalents	$180.4	$176.5	$341.0
Receivables, net	575.1	602.5	378.2
Inventories, net	923.4	1,119.8	920.8
Prepaid expenses and other current assets	81.3	80.1	65.1
Total current assets	1,760.2	1,978.9	1,705.1

Property, plant, and equipment, net	623.0	635.8	615.8
Goodwill	591.0	450.8	450.9
Other intangible assets, net	433.8	487.3	390.3
Right-of-use assets	115.7	110.9	114.7
Investment in finance affiliate	45.0	51.2	41.0
Deferred income taxes	120.7	58.6	105.8
Other assets	17.2	14.6	15.2
Total assets	$3,706.6	$3,788.1	$3,438.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt and short-term borrowings	$—	$20.0	$—
Accounts payable	551.8	516.0	367.6
Accrued liabilities	559.2	536.7	525.5
Short-term lease liabilities	20.2	18.5	19.3
Total current liabilities	1,131.2	1,091.2	912.4

Long-term debt, less current portion	1,016.8	1,077.1	921.5
Long-term lease liabilities	100.0	96.2	100.3
Deferred income taxes	19.9	0.6	0.8
Other long-term liabilities	70.6	46.4	50.5

Stockholders’ equity:
Common stock[1]	1.0	99.0	97.9
Retained earnings	1,386.2	1,419.6	1,390.5
Accumulated other comprehensive loss	(19.1)	(42.0)	(35.1)
Total stockholders’ equity	1,368.1	1,476.6	1,453.3
Total liabilities and stockholders’ equity	$3,706.6	$3,788.1	$3,438.8
1 During the company’s second quarter ended May 1, 2026 the company amended its certificate of incorporation to change the par value of its preferred and common stock from $1.00 per share to $0.01 per share. This change has been adopted prospectively.

THE TORO COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Dollars in millions)

	Six Months Ended
	May 1, 2026	May 2, 2025
Cash flows from operating activities:
Net earnings	$213.3	$189.6
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Non-cash income from finance affiliate	(7.8)	(9.8)
Distributions from finance affiliate, net	3.8	7.8
Depreciation of property, plant, and equipment	48.9	48.0
Amortization of other intangible assets	21.1	15.6
Stock-based compensation expense	12.5	9.8
Deferred income taxes[1]	(13.3)	(11.9)
Other	(3.4)	0.9
Changes in operating assets and liabilities, net of the effect of acquisitions:
Receivables, net	(189.5)	(141.6)
Inventories, net	37.7	(78.7)
Other assets[1]	6.2	63.2
Accounts payable	166.3	59.5
Other liabilities[1]	(2.3)	(29.3)
Net cash provided by operating activities	293.5	123.1

Cash flows from investing activities:
Purchases of property, plant, and equipment	(28.0)	(38.4)
Proceeds from sales of property, plant, and equipment	11.6	0.2
Acquisitions, net of cash received	(210.3)	(4.2)
Net cash used in investing activities	(226.7)	(42.4)

Cash flows from financing activities:
Borrowings under debt arrangements[1]	350.0	740.0
Repayments under debt arrangements[1]	(255.0)	(565.0)
Proceeds from exercise of stock options	37.4	1.3
Payments of withholding taxes for stock awards	(1.2)	(1.8)
Common stock repurchases	(285.1)	(200.0)
Dividends paid on common stock	(75.8)	(76.3)
Other	(2.7)	(3.1)
Net cash used in financing activities	(232.4)	(104.9)

Effect of exchange rates on cash and cash equivalents	5.0	1.2

Net decrease in cash and cash equivalents	(160.6)	(23.0)
Cash and cash equivalents as of the beginning of the fiscal period	341.0	199.5
Cash and cash equivalents as of the end of the fiscal period	$180.4	$176.5
1 Presentation of prior year deferred income taxes has been conformed to the current year presentation. There was no change to net cash used in operating activities.
THE TORO COMPANY AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(Dollars in millions, except per-share data)
The following tables provide a reconciliation of the non-GAAP financial performance measures used in this press release and our related earnings call to the most directly comparable measures calculated and reported in accordance with U.S. GAAP for the three and six month periods ended May 1, 2026 and May 2, 2025:

Adjusted Profit & Loss Statement

	Three Months Ended		Six Months Ended
	May 1, 2026	May 2, 2025	May 1, 2026	May 2, 2025
Gross profit	$482.7	$436.7	$819.2	$772.3
Acquisition-related costs[1]	2.4	—	4.1	—
Productivity initiative[2]	7.0	3.7	15.4	7.5
Adjusted gross profit	$492.1	$440.4	$838.7	$779.8

Gross margin	33.9%	33.1%	33.3%	33.4%
Acquisition-related costs[1]	0.1%	—%	0.2%	—%
Productivity initiative[2]	0.5%	0.3%	0.6%	0.3%
Adjusted gross margin	34.5%	33.4%	34.1%	33.7%

Operating earnings	$195.0	$174.8	$282.1	$252.6
Acquisition-related costs[1]	3.5	—	5.7	—
Productivity initiative[2]	7.3	5.6	19.7	21.8
Adjusted operating earnings	$205.8	$180.4	$307.5	$274.4

Operating earnings margin	13.7%	13.3%	11.5%	10.9%
Acquisition-related costs[1]	0.2%	—%	0.2%	—%
Productivity initiative[2]	0.5%	0.4%	0.8%	1.0%
Adjusted operating earnings margin	14.4%	13.7%	12.5%	11.9%

Earnings before income taxes	$183.4	$168.7	$270.3	$234.8
Acquisition-related costs[1]	3.5	—	5.7	—
Productivity initiative[2]	11.5	5.7	14.9	22.2
Adjusted earnings before income taxes	$198.4	$174.4	$290.9	$257.0

Income tax provision	$38.0	$31.9	$57.0	$45.2
Acquisition-related costs[1]	0.7	—	1.2	—
Productivity initiative[2]	2.5	0.9	3.2	4.2
Tax impact of share-based compensation[3]	1.8	(0.2)	1.5	(0.1)
Adjusted income tax provision	43.0	32.6	62.9	49.3

Net earnings	$145.4	$136.8	$213.3	$189.6
Acquisition-related costs, net of tax[1]	2.8	—	4.5	—
Productivity initiative, net of tax[2]	9.0	4.8	11.7	18.0
Tax impact of share-based compensation[3]	(1.8)	0.2	(1.5)	0.1
Adjusted net earnings	$155.4	$141.8	$228.0	$207.7

Net earnings per diluted share	$1.50	$1.37	$2.18	$1.88
Acquisition-related costs, net of tax[1]	0.03	—	0.05	—
Productivity initiative, net of tax[2]	0.09	0.05	0.12	0.18
Tax impact of share-based compensation[3]	(0.02)	—	(0.02)	—
Adjusted net earnings per diluted share	$1.60	$1.42	$2.33	$2.06

Effective tax rate	20.7%	18.9%	21.1%	19.3%
Productivity initiative[1]	—%	(0.1)%	—%	—%
Tax impact of share-based compensation[3]	1.0%	(0.1)%	0.5%	(0.1)%
Adjusted effective tax rate	21.7%	18.7%	21.6%	19.2%
1    On December 8, 2025, the company completed the acquisition of Tornado Infrastructure Equipment. Acquisition-related costs for the three and six month periods ended May 1, 2026 represent integration costs and amortization of the backlog intangible asset resulting from purchase accounting adjustments.
2    In the first quarter of fiscal 2024, the company launched the "Amplifying Maximum Productivity" or AMP initiative. The company considered the nature, frequency, and scale of this initiative compared to prior productivity initiatives when determining that the expenses associated with AMP, unlike prior productivity initiatives, are not common, normal, recurring operating expenses and are not representative of the company's ongoing business operations. Productivity initiative charges for the three and six month periods ended May 1, 2026 and May 2, 2025 primarily represent facility exit-related costs and gains, severance and termination benefits, compensation for fully-dedicated AMP personnel, third-party consulting costs, and product-line exit costs.
3    The accounting standards codification guidance governing employee stock-based compensation requires that any excess or deficient tax deduction for stock-based compensation be immediately recorded within income tax expense. Employee stock-based compensation activity, including the exercise of stock options, can be unpredictable and can significantly impact our net earnings, net earnings per diluted share, and effective tax rate. These amounts represent the discrete tax benefits recorded as excess tax deductions for stock-based compensation during the three and six month periods ended May 1, 2026 and May 2, 2025.

Organic Sales Growth

	Three Months Ended May 1, 2026
(Percentage change versus the prior year period)	Reported (GAAP) Net Sales Growth	Acquisitions & Divestitures	Foreign Exchange Impact[1]	Organic Sales Growth/ (Decrease) (Non-GAAP)
Professional	9.1%	(2.4)%	(0.7)%	6.0%
Residential	4.4%	—%	(0.3)%	4.1%
Other	20.3%	—%	—%	20.3%
Total	8.1%	(1.8)%	(0.6)%	5.7%
1The foreign exchange impact to sales growth measures the change in sales between current and prior year periods using constant exchange rates.

	Six Months Ended May 1, 2026
(Percentage change versus the prior year period)	Reported (GAAP) Net Sales Growth	Acquisitions & Divestitures	Foreign Exchange Impact[1]	Organic Sales Growth/ (Decrease) (Non-GAAP)
Professional	8.3%	(2.3)%	(0.6)%	5.4%
Residential	(0.4)%	—%	(0.3)%	(0.7)%
Other	20.7%	—%	—%	20.7%
Total	6.4%	(1.8)%	(0.5)%	4.1%
1The foreign exchange impact to sales growth measures the change in sales between current and prior year periods using constant exchange rates.

	Three Months Ended May 2, 2025
(Percentage change versus the prior year period)	Reported (GAAP) Net Sales Growth	Acquisitions & Divestitures	Foreign Exchange Impact[1]	Organic Sales Growth/ (Decrease) (Non-GAAP)
Professional	0.8%	0.2%	0.2%	1.2%
Residential	(11.4)%	1.4%	0.2%	(9.8)%
Other	(17.9)%	—%	—%	(17.9)%
Total	(2.3)%	0.5%	0.2%	(1.6)%
1The foreign exchange impact to sales growth measures the change in sales between current and prior year periods using constant exchange rates.

	Six Months Ended May 2, 2025
(Percentage change versus the prior year period)	Reported (GAAP) Net Sales Growth	Acquisitions & Divestitures	Foreign Exchange Impact[1]	Organic Sales Growth/ (Decrease) (Non-GAAP)
Professional	1.2%	0.1%	0.3%	1.6%
Residential	(10.0)%	2.1%	0.2%	(7.7)%
Other	(11.5)%	—%	—%	(11.5)%
Total	(1.6)%	0.6%	0.2%	(0.8)%
1The foreign exchange impact to sales growth measures the change in sales between current and prior year periods using constant exchange rates.

Reconciliation of Non-GAAP Liquidity Measures
The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Free cash flow conversion percentage represents free cash flow as a percentage of net earnings. The company considers free cash flow and free cash flow conversion percentage to be non-GAAP liquidity measures that provide useful information to management and investors about the company's ability to convert net earnings into cash resources that can be used to pursue opportunities to enhance shareholder value, fund ongoing and prospective business initiatives, and strengthen the company's Consolidated Balance Sheets, after reinvesting in necessary capital expenditures required to maintain and grow the company's business. The following table provides a reconciliation of non-GAAP free cash flow and free cash flow conversion percentage to net cash provided by operating activities, which is the most directly comparable financial measure calculated and reported in accordance with U.S. GAAP, for the six month periods ended May 1, 2026 and May 2, 2025:

	Six Months Ended
(Dollars in millions)	May 1, 2026	May 2, 2025
Net cash provided by (used in) operating activities	$293.5	$123.1
Less: Purchases of property, plant and equipment	28.0	38.4
Free cash flow	265.5	84.7
Net earnings	$213.3	$189.6
Free cash flow conversion percentage	124.5%	44.7%
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